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                                                                Exhibit 10.12

                                  AMENDMENT NO. 1 TO
                                SUBSCRIPTION AGREEMENT

         This Amendment No. 1 dated as of November 17, 1997 (the "Amendment") is entered into by and between Informix Corporation, a Delaware corporation (together with its successors, "Informix" or the "Company"), and Fletcher International Limited, a company organized under the laws of the Cayman Islands (together with its successors, "Fletcher"), to amend the Subscription Agreement (the "Subscription Agreement") dated August 12, 1997 by and between Informix and Fletcher.

         In exchange for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Subscription Agreement as follows, effective as of the Closing (as defined in the Exchange Agreement (the "Exchange Agreement") dated as of the date hereof by and between Informix and Fletcher):

         A. The Certificate of Designation attached to the Subscription Agreement as Annex A (the "Certificate of Designation") shall be replaced with the form attached to the Exchange Agreement as Exhibit A (the "New Certificate of Designation"). The Subscription Agreement is hereby amended such that all references to the Certificate of Designation in the Subscription Agreement shall, mutatis mutandis, refer to the New Certificate of Designation (as defined in the Exchange Agreement).

         B. Section 1.c. of the Subscription Agreement is hereby amended and restated in its entirety as follows:

         1.c. WARRANT. i. Informix grants Fletcher a warrant (the "Warrant", and together with the Joint Option, an "Option") to purchase from Informix from time to time up to an additional number of shares (the "Warrant Preferred Shares", and together with the Joint Option Preferred Shares, the "Option Preferred Shares") of Preferred Stock as determined below at a purchase price (the "Warrant Purchase Price", and together with the Joint Option Purchase Price, the "Option Purchase Price") equal to the liquidation preference of such Warrant Preferred Shares. To exercise the Warrant, Fletcher shall have delivered one or more written notice(s) in the form attached hereto as Annex G (a "Warrant Notice") to Informix from time to time (a "Warrant Exercise Date") prior to April 15, 1999 (the "Warrant Expiration Date"), provided that the Warrant Expiration Date shall be extended by one trading day for each trading day past November 21, 1997 on which Informix is not a Reporting Issuer (as defined in Regulation S). If the Warrant is exercised, such sale shall take place on a Warrant Closing Date (as defined below) upon satisfaction of the terms and conditions described herein. The aggregate liquidation preference of the Warrant Preferred Shares shall not exceed $35,000,000. Upon satisfaction or, if applicable, waiver of the relevant conditions set forth in Sections 8 and 9 hereof, the closing of the sale of the Warrant Preferred Shares (the "Warrant Closing", and together with the Joint Closing, an "Option Closing") shall take place


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initially via facsimile at Fletcher's option on (i) the date that is three trading days following delivery of the Warrant Notice or (ii) in the event Fletcher has made a Registration Request under Section 7.a., the date that is 10 trading days excluding and following the date on which Informix notifies Fletcher that a registration statement relating to all shares of Converted Stock has been declared effective, or at such other date and time as Fletcher and Informix shall mutually agree (such date and time being referred to herein as the "Warrant Closing Date", and together with the Joint Closing Date, an "Option Closing Date"). In the event Fletcher has made a Registration Request under
Section 7.a., and notwithstanding Informix's best efforts, such registration statement has not been declared effective on or before September 15, 1999, the Warrant shall expire and no longer be exercisable and any prior notice of exercise of the Warrant shall be deemed to have been rescinded unless prior to such date Fletcher exercises the Warrant by delivery of a further Warrant Notice stating that Warrant Closing Date shall be the date that is three trading days following delivery of such Warrant Notice. Nothing in this section limits Informix's obligations under Section 7.

    The Warrant represented hereby shall be issued on the Closing Date pursuant to the Subscription Agreement dated August 12, 1997 between Informix Corporation and Fletcher International Limited, as amended on November 17, 1997. Neither the Warrant represented hereby nor the securities issued upon exercise of the Warrant have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Warrant represented hereby may not be exercised by or on behalf of any U.S. Person (as defined in regulation S under the Securities Act ("Regulation S")) unless the securities issuable upon exercise of the Warrant are registered under the Securities Act or an exemption from registration is available. The Warrant represented hereby shall be issued and sold in reliance on the exemption from registration provided by Regulation S.

    ii. The Company covenants and agrees with the registered holder of the Warrant not to enter into a Transaction (as defined in the Certificate of Designation), unless as a condition to the consummation of any such Transaction:

         (1) such person shall expressly assume in writing all of the obligations of the Company under the Subscription Agreement and hereunder and deliver notice thereof to the registered holder hereof; and

         (2) upon consummation of such Transaction, the Warrant shall automatically become exercisable for the preferred stock of the acquiror (without regard to the form of acquisition consideration) with similar terms and at an exercise price equal to the Liquidation Preference of the Preferred Stock.

         It shall be a condition to any Transaction that such warrant, in accordance with the terms hereof, be delivered immediately prior to the consummation of the Transaction.


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         C.   Section 5.b. of the Subscription Agreement is hereby amended and restated in its entirety as follows:

         5.b. For a period beginning on the date hereof and ending on the day which is six months after the Warrant Expiration Date, or in the event no Option is exercised, on May 2, 1999, Informix will not offer or sell any Preferred Stock (other than the Option Preferred Shares), Common Stock or other equity securities (or any securities convertible into or exchangeable for such Preferred Stock, Common Stock, or other equity securities) in reliance upon Regulation S and in any event will not take any action which would extend the Restricted Period of any securities issued or issuable hereunder, PROVIDED, HOWEVER, that the covenants and agreements contained in this Section 5.b. shall not be required to be made in respect of any Option Closing Date or any Conversion Date if the provisions of Section 7 are applicable and Informix is in full compliance therewith and Fletcher is permitted to resell the Common Stock thereunder.

         D. Section 5.h. of the Subscription Agreement is hereby amended and restated in its entirety as follows:

         5.h. For a period beginning on the date any Option is exercised and ending on the day which is three months after the date of exercise of an Option, Informix will not offer or sell any of its or its subsidiaries' Preferred Stock, Common Stock or other equity securities (or any securities convertible into or exchangeable for such Preferred Stock, Common Stock or other equity securities) in reliance upon Section 4(2) of the Securities Act or Regulation D promulgated thereunder (an "Equity Placement"), unless Informix shall have given Fletcher at least eight business days prior written notice of its intention to engage in any such Equity Placement or other capital raising transaction in advance of soliciting or negotiating with any prospective investor and the parties hereto shall have negotiated in good faith during such eight business days with respect to any proposed Equity Placement, PROVIDED that during such eight business day period, Informix shall not negotiate with any party other than Fletcher with respect to any proposed Equity Placement. Except during the five trading days excluding and immediately prior to and excluding and immediately following each of the Closing Date and the Option Closing Date, the above restrictions shall not apply to (i) the sale of 50% or more of the outstanding common stock of a subsidiary of Informix, (ii) any strategic partnership or arrangement or joint venture entered into by Informix or any of its subsidiaries, (iii) the merger or consolidation of Informix with or into any other corporation or entity (other than a merger or consolidation that in substance results in the issuance of Informix's securities for cash), (iv) any registered, underwritten public offering of Informix's equity securities, (v) any issuances of Common Stock (including warrants and options exercisable for or convertible into Common Stock) in connection with bank or equipment financing, (vi) any issuances of Common Stock (including warrants and options exercisable for or convertible into Common Stock) in connection with any employee, consultant or director compensation plan or arrangement or (vii) any transaction intended to be made in reliance upon Rule 144A of the


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Securities Act so long as such transaction involves more than 10 purchasers.
Solely to the extent necessary to avoid conflict with this paragraph, Fletcher consents to the transaction (the "Series B Transaction") by and between Informix and the proposed purchasers of the Series B preferred stock substantially on the terms and in the form attached hereto as Appendix 1, which is expected to be consummated on or about November 18, 1997.

         E. Section 6A. of the Subscription Agreement is hereby amended and restated in its entirety as follows:

         6A. LEGEND. The term "Restricted Period," with respect to any security, shall mean the Restricted Period then applicable to such security pursuant to Regulation S (or any applicable successor thereto), provided that, the parties agree that absent an intervening change in the applicable law, (i) the Restricted Period with respect to the Initial Preferred Shares and the Converted Stock issuable with respect thereto and the Warrant and the Warrant Preferred Shares issuable with respect thereto will expire on the 40th calendar day after and including the Closing Date, and (ii) the Restricted Period with respect to the Joint Preferred Shares and the Converted Stock issuable with respect thereto will expire on the 40th calendar day after and including the Joint Closing Date. Informix may place the following legend on the certificate representing the Initial Preferred Shares and the Joint Preferred Shares (and any Warrant Preferred Shares issued during the Restricted Period applicable to the Warrant):

    The securities represented by this certificate were issued on [___ __], 199[7] (the "Closing Date") pursuant to the Subscription Agreement dated August 12, 1997, as amended on November 17, 1997, between Informix Corporation ("Informix") and Fletcher International Limited. The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and have been sold in reliance on the exemption from registration provided by Regulation S under the Securities Act ("Regulation S"). Prior to the expiration of a 40-day restricted period beginning on the Closing Date (the "Restricted Period"), the securities represented by this certificate may not be offered or sold, directly or indirectly, within the United States (as defined in Regulation S under the Securities Act), to a U.S. Person (as defined in Regulation S under the Securities Act) or for the account or benefit of a U.S. Person. After the Restricted Period, such securities may be resold in the United States or to a U.S. Person only if they are registered under the Securities Act or an exemption from registration is available.

         At any time after the expiration of the Restricted Period with respect to the Initial Preferred Shares, the Warrant or the Joint Preferred Shares, certificates for any Warrant Preferred Shares issued or for any Converted Stock issued or in respect of transferred shares of Common Stock will not be legended unless required by Regulation S or other applicable law.


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         F.   Section 7.a. of the Subscription Agreement is hereby amended and restated in its entirety as follows:

         7.   REGISTRATION PROVISIONS.

         a. If, at any time after the Closing Date, there is any determination of application of, or change in, any law or regulation relating to the issuance and resale of the Initial Preferred Shares, the Option Preferred Shares or the Converted Stock, including any interpretation or revision by the SEC or action by the United States government relating to Regulation S or any successor or revision to Regulation S, and such determination, change, interpretation, successor provision or revision imposes a Restricted Period applicable to any security issued or issuable hereunder that is greater than that in effect on the date of this Agreement, or would materially impair the ability of Fletcher or any of its affiliates to offer, sell or otherwise dispose of any such security pursuant to Regulation S as contemplated hereby, or requires any such offer, sale or other disposition to be registered under the Securities Act, then upon the written request of Fletcher (a "Registration Request") made in good faith after consultation with counsel, Informix shall, as promptly as practicable and in any event no later than (i) 30 calendar days thereafter if Informix is eligible to use Form S-3 or (ii) 45 calendar days thereafter if Informix is not eligible to use Form S-3 and at its own expense, file a registration statement on an appropriate form of the SEC (the "Registration Statement") (which Registration Statement shall be filed on Form S-3, if available) under the Securities Act covering the sale or resale of all shares of Converted Stock (each a "Covered Security") and shall use its best efforts to cause such Registration Statement to be declared effective as promptly as practicable following its filing; provided that Fletcher shall have provided such information and cooperation in connection therewith as Informix may reasonably request. Informix shall amend the Registration Statement from time to time upon the request of Fletcher if the maximum number of shares of Common Stock issuable upon conversion of the Initial Preferred Shares and any Option Preferred Shares that have been issued or may be issuable to Fletcher is greater than the number of shares of Common Stock registered pursuant to such Registration Statement; provided that Fletcher shall have provided such information and cooperation in connection therewith as Informix may reasonably request. Upon the effectiveness of such Registration Statement (A) Informix shall issue such securities to Fletcher in accordance with the terms hereof and
(B) the provisions of Sections 3(1), (m) and (o) and (p), 4(e), (f), (g), (h),
(i) and (j), 5(a), (b), (c) and (d), 6(a) (collectively, the "Specified Provisions"), 8(a) and (b) (to the extent applicable to the Specified Provisions), 9(b), (c) and (d) (to the extent applicable to the Specified Provisions) shall thereafter be of no force and effect with respect to the issuance of such Covered Securities.

         G. MISCELLANEOUS

              a. This Amendment may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.


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              b.   This Amendment shall be governed by, and construed in
accordance with, the internal laws of the State of New York.

              c. Except as expressly provided herein, each provision of the Subscription Agreement remains in full force and effect without alteration. The Subscription Agreement (including the terms and conditions of the New Certificate of Designation relating to the Initial Preferred Shares and the Option Preferred Shares), as amended by this Amendment, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Amendment and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder or under the terms of the term sheets between such parties.


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         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment, all as of the day and year first above written.


                        INFORMIX CORPORATION


                        By:  /s/Robert Finocchio, Jr.
                            ---------------------------------------------
                        Name:  Robert Finocchio, Jr.
                        Title: Chairman, President and
                                Chief Executive Officer


                        FLETCHER INTERNATIONAL LIMITED


                        By:  /s/Todd J. Fletcher
                           ---------------------------------------------
                        Name:  Todd J. Fletcher
                        Title: Chairman


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